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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   September 19, 1997


          WINDSOR PARK PROPERTIES 7, A CALIFORNIA LIMITED PARTNERSHIP
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            (Exact name of registrant as specified in its charter)


      California                   000-21722                    33-0363181
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   (State or other             (Commission File               (IRS Employer
    jurisdiction of                 Number)                Identification No.)
    incorporation)



      6430 South Quebec Street, Englewood, CO                     80111
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     (Address of principal executive offices)                  (Zip Code)

   Registrant's telephone number, including area code:     (303) 741-3707
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Item 1.  Changes in Control of Registrant
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On September 19, 1997, The Windsor Corporation, a general partner of the
Partnership, merged with a wholly-owned subsidiary of Chateau Communities, Inc., in which merger The Windsor Corporation remains the general partner of the Partnership and became a wholly-owned subsidiary of Chateau. John A. Coseo, Jr., the individual general partner of the Partnership, remains the individual general partner. Pursuant to a voting agreement between Mr. Coseo and The Windsor Corporation, the two general partners make decisions for the Partnership jointly in accordance with procedures established in the voting agreement which provide, in the event of a disagreement, for the decision to be based on their relative percentage interests as general partners in the Partnership (The Windsor Corporation currently holds 95% and Mr. Coseo 5% of the combined 1% general partner interest in the Partnership). This agreement will continue in effect following the merger. Further, in connection with the merger, the stockholders of The Windsor Corporation (which included Mr. Coseo and members of his immediate family) received an aggregate of 205,000 shares of Common Stock of Chateau.

Chateau, previously known as ROC Communities, Inc. until its merger this year with Chateau Communities, Inc., has been responsible for the day-to-day management of all the Windsor Communities since 1991.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WINDSOR PARK PROPERTIES 7
                                     (A California Limited Partnership)
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                                                 (Registrant)



                                     By /s/ John A. Coseo, Jr.
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                                        JOHN A. COSEO, JR.
                                        General Partner


Date:  October 2, 1997



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